UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2025

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On July 23, 2025, Rocket Pharmaceuticals, Inc. (the “Company”) began implementation of a strategic corporate reorganization and pipeline prioritization aimed at maximizing near-term value, extending operational runway into the second quarter of 2027, and positioning the company for sustained long-term growth (the “Plan”).  The Company’s Board of Directors unanimously approved the Plan on June 18, 2025.  As part of the restructuring, the Company will implement a reduction in workforce of approximately 30% (the “RIF”), which, along with other planned cost-saving initiatives, is expected to reduce Rocket’s 12-month operating expenses by nearly 25%. The Company began notifying affected employees on July 23, 2025, and expects the RIF to be completed by August 8, 2025.

The Company estimates that it will incur approximately $3.5 million in restructuring and restructuring-related charges in the second half of 2025 in connection with the Plan, consisting primarily of employee severance payments and other termination benefits to approximately 80 employees. The foregoing estimated amounts do not include any non-cash charges associated with equity-based compensation.

Further, the Company may incur additional expenses not currently contemplated due to events associated with the Plan. The charges that the Company expects to incur in connection with the Plan and operating expense reductions are estimates and subject to a number of assumptions, and actual charges and expenses may differ materially from those estimates disclosed above.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Plan or the RIF will have the intended effect on the Company’s operational results and strategic decisions, that any anticipated charges and any anticipated cost savings associated with the Plan or the RIF will achieve its intended benefits. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: July 23, 2025	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer, SVP